UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 30, 2008

TECO ENERGY, INC.

(Exact name of registrant as specified in its charter)

Florida	1-8180	59-2052286
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

702 North Franklin Street, Tampa Florida	33602
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (813) 228-1111

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

As contemplated in the Corporation’s 2008 proxy statement (the “Proxy Statement”), the 10% or 15% portion of each executive officer’s 2007 annual incentive award that is based on the Corporation’s annual earnings per share growth and return on equity relative to that of other companies in the industry was determined on April 30, 2008, after the printing of the Proxy Statement. The Corporation was in the top quartile of the peer group companies for return on equity and in the top quartile of the peer group companies for earnings per share growth, which resulted in the approval pursuant to the terms of the Annual Incentive Plan of a payout of 150% for this goal.

Below is the Summary Compensation Table included in the Proxy Statement, which has been amended and restated to reflect the payment of the portion of the annual incentive described above, which changed the values shown under the “Non-Equity Incentive Plan Compensation” and “Total” columns for 2008. The former executive officers included in the Summary Compensation Table in the Proxy Statement are not included in this table, as there were no changes to the information regarding those persons presented in the Summary Compensation Table in the Proxy Statement.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)		Stock Awards[1] ($)		Option Awards [1] ($)		Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings [2] ($)		All Other Compensation [3] ($)		Total ($)
Sherrill W. Hudson Chairman and Chief Executive Officer	2007	798,250	[4]	2,341,958	[4]	84,217	[4]	850,360	15,584		90,070	[5]	4,180,439	[6]
	2006	775,000		2,082,029	[4]	664,969	[4]	570,369	15,605		95,180		4,203,152	[6]

John B. Ramil President and Chief Operating Officer	2007	515,000		796,046		126,641		469,227	631,650		14,322		2,552,886
	2006	500,000		716,637		230,010		335,063	233,751		9,091		2,024,552

Gordon L. Gillette Executive Vice President and Chief Financial Officer	2007	439,810		507,018		76,412		339,515	305,719		9,594		1,678,068
	2006	427,000		463,192		145,876		237,339	236,482		6,729		1,516,618

Charles R. Black President, Tampa Electric	2007	356,000		307,251		48,335		250,898	612,765		8,311		1,583,560
	2006	345,000		246,952		83,675		179,712	535,686		7,128		1,398,153

William N. Cantrell President, Peoples Gas System	2007	345,000		287,071		44,403		148,714	—	[7]	11,540		836,728
	2006	345,000		319,735		91,130		144,461	41,294		5,532		947,143

(1)

The amounts reported for stock and option awards reflect the dollar amount recognized for financial statement reporting purposes with respect to the fiscal year in accordance with FAS 123R (without regard to estimated forfeitures related to service-based vesting conditions). See Note 9, Common Stock, to the TECO Energy Consolidated Financial Statements

included in our Annual Report on Form 10-K for the year ended December 31, 2007 for a discussion of the assumptions made in valuations of equity grants. Except as described in footnote 4 regarding Mr. Hudson’s grants, compensation cost of stock and option awards is recognized over the vesting period, and therefore the values shown in these columns include amounts expensed in the current year for grants made in previous years (see the narrative following the Grants of Plan Based Awards table in the Proxy Statement for a description of the vesting schedule and conditions).

(2)	This column shows the change in the actuarial present value of the benefits that would be provided under our tax-qualified defined benefit plan and our supplemental retirement plan. This value is calculated based on variables such as average earnings and years of service, and therefore a larger increase in value may be attributable, for example, to an increase in pay, year over year. Other factors affecting the present value include interest rates and the age of the officer. See pages 23-24 of the Proxy Statement for a description of our retirement plans. The change in value attributable to the tax-qualified plan in 2007 and 2006, respectively, was: $15,584 and $15,605 for Mr. Hudson; $11,102 and 15,858 for Mr. Ramil; $4,349 and $7,548 for Mr. Gillette; $3,131 and $29,312 for Mr. Black; and $19,104 and $24,621 for Mr. Cantrell, with the balance in each case representing the change in value of the supplemental plan (see footnote 7 for additional information regarding the change in present value of the supplemental plan for Mr. Cantrell).
(3)	The amounts reported in this column for 2007 include $312 in premiums paid by us for supplemental life insurance and $6,023 ($4,050 for Mr. Cantrell) of employer contributions under the TECO Energy Group Retirement Savings Plan.
(4)	Mr. Hudson received $273,250 of his salary in the form of cash and $525,000 in the form of restricted stock, which vested in four equal quarterly installments over the year. These shares are also reflected in the All Other Stock Awards column of the Grants of Plan-Based Awards Table in the Proxy Statement. The grant date present value of such shares as computed in accordance with FAS 123R was $524,998. Because Mr. Hudson reached the age at which, under the terms of our equity awards vesting would be accelerated at retirement, all of his outstanding stock and option grants are required to be expensed at full value each year, causing higher values to be reported for him under the Stock and Option Awards columns in 2006 and under the Stock Awards column in 2007, than would have been reported if the expense was spread out over the vesting period, as it is for the other officers. (Because we did not grant options in 2007, and thus the amounts reported for 2007 reflect expense for prior years’ grants only, the amount reported for Option Awards is lower for 2007 than it would have been if his previous grants had been spread out over the vesting period because most of his options had been expensed previously.) If Mr. Hudson’s equity award values had been reported in the same manner as those of the other officers shown in the table, the amount for his stock awards would have been $1,360,664 in 2007 and $956,541 in 2006 and the amount for his option awards would have been $247,001 in 2007 and $421,017 in 2006.
(5)	Includes $60,000 for a housing and travel allowance of $5,000 per month, in recognition of Mr. Hudson’s retaining his residence in Miami; $12,500 for the incremental cost to the company for personal use of our corporate aircraft, which was determined by calculating the variable costs, such as jet fuel, variable employee costs and landing fees, on a per hour basis multiplied times the number of hours flown (which includes the return of the aircraft to Tampa); club membership dues; incremental cost to the company of providing on-site parking; and the items identified in footnote 3, above.
(6)	If Mr. Hudson’s stock and option awards were not required to be expensed at full value every year, his “Total Compensation” would have been $3,361,929 in 2007 and $2,833,712 in 2006. The difference is a result of compensation expense for equity awards being recognized immediately when an employee has reached the age at which the terms of our equity awards provide for accelerated vesting upon retirement. See footnote 4 for additional information.
(7)	The present value of Mr. Cantrell’s benefits under the tax-qualified pension plan increased by $19,104 and under the supplemental pension plan decreased by $35,621, for a net decrease of $16,517. The decrease in present value was due to the supplemental plan benefit being based on average annual earnings for a five-year period and therefore the exclusion of higher earnings from 2001 which had been included in the previous year’s calculation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 5, 2008	TECO ENERGY, INC.
(Registrant)

/s/ P.L. BARRINGER
P.L. BARRINGER
Vice President
Controller, Operations